Exhibit 10.6

First Franchise Capital Corporation

SECURED PROMISSORY NOTE          #102

$2,045,455.00	Park Ridge, New Jersey
May 9,2013

For value received, the undersigned, jointly and severally if more than one, (the "Maker") promises to pay to the order of First Franchise Capital Corporation, or assigns (the "Holder"), at its offices at One Maynard Drive, Suite 2104, Park Ridge, NJ 07656, the principal sum of Two Million Forty Five Thousand Four Hundred Fifty Five and xx/100 Dollars ($2,045,455.00) together with interest thereon (the "Obligation"), principal and interest being payable in Sixty (60) months as follows: Fifty-Nine (59) equal and successive monthly installments each in the amount of $1.195,517.39. beginning with the payment due on July 10, 2013 ("First Payment Date") and continuing on the same day of each and every month thereafter followed by one (1) month installment in the amount of $1,195,517.39 plus any additional amounts due and owing hereunder and under the Loan Documents (as hereinafter defined) so that all such amounts are paid in full. The final payment due under this Note shall include all outstanding principal, accrued interest and any other charges, fees or amounts due and owing Holder. Maker agrees to pay to Holder, at the time of funding of this Note, additional interest from the date of funding up to thirty (30) days preceding First Payment Date (each an "Additional Day") a sum equal to one-thirtieth (1/3 0th) of the monthly installment for each and every Additional Day.

Interest shall be computed on the basis of a three hundred sixty (360) day year consisting of a 30 day month occurring in the period for which it is payable. All payments of principal and interest on this Note and any other amounts due hereunder shall be made in lawful money of the United States of America and shall be credited first, to costs and expenses, if any, incurred by Holder in collecting amounts due hereunder, second, to any late payment fee; third, to interest; and fourth to principal and any other amounts due hereunder or under the Loan Documents (as hereinafter defined). All payments shall be made in immediately available funds, by automatic clearing house deposit to such bank account as Holder may from time to time designate, or to Holder at such other place as Holder may from time to time designate in writing.

This Note is issued pursuant to the terms of the Master Security Agreement No. 24675, dated May 9, 2013 (the "Security Agreement") which is incorporated herein by reference. The payment of this Note and all interest, fees and charges herein are secured by (a) the Equipment and other collateral listed on Schedule A hereto and made a part hereof, (b) the Security Agreement, and (c) such other instruments and documents executed in connection with the Obligation (all hereinafter referred to as "Loan Documents").

TIME IS OF THE ESSENCE. If any payment of principal and interest is not paid on the due date thereof, in addition to any other permitted charges, Maker shall pay Holder a late payment fee in the amount of ten percent (10%) of the amount past due. Holder shall have no obligation to accept any payments hereunder not accompanied by all outstanding late payment fees. This provision is not intended to create any grace period by Holder with respect to the punctual payment by Maker. Maker acknowledges that the late payment fee is not imposed as a charge for the use of money, but to permit Holder to offset its administrative expenses and other costs in dealing with loans not paid on time. The late payment fee shall in no way be deemed an interest charge.

If any payment due hereunder is not paid on or before its due date, whether or not by reason of acceleration, or if a default occurs under any of the Loan Documents which is not cured within the applicable notice and/or grace period, if any, such failure shall constitute a default hereunder, and the Loan shall bear interest from the date of, and during the continuance of the default, at the rate of eighteen percent (18%) per annum ("Default Rate"); provided, however, the Default Rate shall not accrue on any late payment fee. All interest at the Default Rate shall be paid at the time of, and as a condition precedent to, the curing of any default should Holder, in its sole discretion, allow such default to be cured.

The Loan may not be prepaid in whole or in part without the prior written consent of Holder, which Holder may withhold in Holder's absolute discretion.

In no event whatsoever, whether by reason of acceleration of the Loan or otherwise, shall the amount paid or agreed to be paid by Maker to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate under applicable usury laws. If Maker pays or Holder receives a sum of money which would result in the loan exceeding the highest lawful rate then such excess payment shall be deemed additional principal and the Obligation and final payment shall be reduced accordingly.

If Maker defaults in its payment and performance hereunder or if an Event of Default as set forth in the Security Agreement shall occur, Holder may exercise any of the rights and remedies set forth in the Security Agreement, including, without limitation, the right to declare all of the indebtedness evidenced hereby to be immediately due and payable.

If interest, principal or any other sum owing under this Note is not paid when due, whether at maturity or by acceleration, Maker will pay all costs of collection including, but not limited to, reasonable attorneys' fees and all expenses incurred by the Holder in connection with the protection or realization of the collateral and enforcement of any guaranty, whether or not suit is filed hereon.

Maker and all others liable for all or any part of this obligation, severally waive presentment for payment, demand and protest and notice of protest, acceleration or dishonor and non-payment of this Note, and expressly consent to any extension of time or payment hereof or of any installment hereof, to the release of any party liable for this obligation, to the release, change or modification of any collateral posted as security for the payment of this Note, and any such extension, modification or release may be made without notice to any of said parties and without in any way affecting or discharging this liability.

If any of the provisions of this Note are held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

THIS NOTE IS INTENDED TO BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS. ANY ACTION BROUGHT TO ENFORCE THIS NOTE MAY BE BROUGHT IN NEW YORK. TO THE EXTENT ALLOWED BY LAW, MAKER AND EACH ENDORSER HEREBY CONSENT TO THE JURISDICTION OF ANY COURT LOCATED IN NEW YORK HAVING SUBJECT MATTER JURISDICTION AND WAIVE ANY OBJECTIONS EITHER MAY HAVE TO THE VENUE OR CONVENIENCE OF SUCH FORUM. NOTHING CONTAINED HEREIN IS INTENDED TO PRECLUDE THE HOLDER FROM COMMENCING ANY ACTION HEREUNDER IN ANY COURT HAVING JURISDICTION THEREOF. SERVICE OF PROCESS IN ANY SUCH ACTION SHALL BE SUFFICIENT IF SERVED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF MAKER OR ENDORSER SET FORTH HEREIN. MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR THE LOAN DOCUMENTS.

This Note may not be waived, changed, modified or discharged orally, except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of this Note.

As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.

Maker:	HEARTHSTONE PARTNERS, LLC
Hearthstone Associates, LLC - its Member

By:	/s/ Robert J. Dourney
Name:	Robert J. Dourney
Title:	Manager
Address	85 Main Street
Hopkinton, MA 01748